UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

EUROBANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

_______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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270 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 751-7340

March 31, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of EuroBancshares, Inc. The meeting will be held on Monday, April 24, 2006, at 10:00 a.m., local time, at the main office of EuroBancshares located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918.

We are pleased to enclose the proxy statement for the 2006 annual meeting of the stockholders of EuroBancshares. Also enclosed is a proxy card for the purpose of voting your shares of common stock of EuroBancshares and a self-addressed stamped envelope for returning the proxy card to EuroBancshares in advance of the meeting. At the meeting, you and the other stockholders will be asked to vote on the following matters:

1.
The election of three directors assigned to Class A of the Board of Directors of EuroBancshares for a three year term expiring at the 2009 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.	The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Our Board of Directors believes that an affirmative vote for all nominees named in the proxy card to serve as the directors of EuroBancshares is in the best interests of EuroBancshares and its stockholders and has unanimously recommended that the stockholders of EuroBancshares vote in favor of the nominees.

I hope that you will be able to attend the annual meeting to vote on this matter. Whether or not you expect to attend the meeting in person, please mark your vote with respect to the nominees for director on the enclosed proxy card and sign and date the proxy card. Mailing the completed proxy card to EuroBancshares as soon as possible in the enclosed, self-addressed, stamped envelope will help to ensure that your shares of stock will be represented and voted in accordance with your wishes at the annual meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of EuroBanchares’ annual report on Form 10-K for the year ended December 31, 2005, which is not part of the proxy soliciting material, is enclosed.

We appreciate your interest and investment in EuroBancshares and look forward to seeing you at the annual meeting.

Sincerely,

/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

__________________________________________________________________________________________________________________________
This proxy statement and the accompanying proxy card are being mailed to the stockholders of EuroBancshares, Inc. beginning on or about March 31, 2006.

270 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 751-7340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, April 24, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EuroBancshares, Inc. for the year 2006 will be held at 10:00 a.m., local time, on Monday, April 24, 2006, at the Company’s Main Office located at, San Juan, Puerto Rico 00918, to consider and act upon the following matters:

1.
The election of three directors assigned to Class A of the Board of Directors of EuroBancshares for a three year term expiring at the 2009 annual meeting of stockholders or until their successors are duly elected and qualified; and

2.
The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Only stockholders of record as of the close of business on March 28, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of stockholders will be available for inspection for a period of 10 days prior to the annual meeting at the office of EuroBancshares at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

By Order of the Board of Directors
/s/ Yadira Mercado Piñeiro
San Juan, Puerto Rico March 31, 2006	Yadira Mercado Piñeiro
Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES. FOR YOUR CONVENIENCE, WE HAVE ENCLOSED A POSTAGE PAID ENVELOPE FOR THE RETURN OF YOUR PROXY. YOUR PROMPT RESPONSE WILL HELP REDUCE THE COST OF SOLICITING PROXIES, WHICH ARE PAID FOR BY EUROBANCSHARES.

i

EUROBANCSHARES, INC.
270 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918

___________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, APRIL 24, 2006
_______________________________

This proxy statement contains information related to the annual meeting of stockholders of EuroBancshares, Inc. to be held on Monday, April 24, 2006, beginning at 10:00 a.m., local time, at the Company’s Main Office, San Juan, Puerto Rico 00918 and at any postponements or adjournments thereof. EuroBancshares anticipates that this proxy statement and the accompanying proxy card will be mailed to stockholders commencing on or about March 31, 2006.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2006 annual meeting of the stockholders of EuroBancshares. Certain of our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, facsimile or in person.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting. We have retained American Stock Transfer & Trust Company, who acts as our transfer agent and registrar, to assist us in the solicitation of proxies for the annual meeting. The fee to be paid to this firm for these services is expected to be approximately $3,000, plus reimbursement of all reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of our shares of common stock. In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiaries, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be voting on the election of three directors assigned to Class A of the Board of Directors for a three year term expiring at the 2009 annual meeting of stockholders or until their successors are duly elected and qualified. In addition, our management will report on the performance of EuroBancshares during 2005 and respond to appropriate questions from stockholders. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only stockholders of record as of the close of business on the record date, March 28, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 19,343,159. On the record date, there were outstanding 430,537 shares of our 6.825% noncumulative preferred stock, series A, par value $0.01 per share. The shares of our series A preferred stock are not entitled to vote at the annual meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date, or 6,447,720 shares, will constitute a quorum at the annual meeting. For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope. Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing our Corporate Secretary written notice of your revocation or by submitting a proxy bearing a later date. If you return your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for Class A director.

Can I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If your vote is withheld with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on any other proposals, your shares will be counted for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (“FOR” all of EuroBancshares’ nominees to the Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the annual meeting).

What vote is required to elect directors?

The affirmative vote of a plurality of the votes cast in person or by proxy at the annual meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by stockholders. We have not received notice from any stockholder as to any matter to come before the annual meeting. If any other matter is presented at the annual meeting, your signed proxy gives Rafael Arrillaga-Torréns, Jr. and Pedro Feliciano Benítez, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposal?

Unless you give other instructions on your proxy card, Rafael Arrillaga-Torréns, Jr. and Pedro Feliciano Benítez, the proxy holders, will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote FOR the election of the nominated slate of directors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Yadira Mercado
Executive Vice President, Chief Financial Officer and Corporate Secretary
270 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 751-7340

How do I get copies of the exhibits filed with EuroBancshares’ Form 10-K?

A copy of EuroBancshares’ Annual Report for 2005, which contains EuroBancshares’ Form 10-K and consolidated financial statements, was delivered to you with this proxy statement. EuroBancshares will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with EuroBancshares’ Form 10-K for a reasonable fee. Requests for such copies should be directed to Corporate Secretary, EuroBancshares, Inc., 270 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918. In addition, copies of all exhibits filed electronically by EuroBancshares may be reviewed and printed from the SEC’s website at: www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership based on 19,343,159 shares of common stock outstanding as of March 28, 2006 by (1) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power and options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished to us information with respect to beneficial ownership. Except as otherwise indicated in the footnotes to this table, we believe that the beneficial owners of common stock listed below, based on information each of them has provided to us, have sole investment and voting power with respect to their shares.

Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 28, 2006 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise noted, the address for each stockholder listed below is: c/o EuroBancshares, Inc., 270 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918.

Name of Beneficial Owners	Amount and nature of beneficial ownership		Percent of class
Greater than 5% stockholders:
Juan Ramón Gómez-Cuétara Fernández(1)	1,108,682		5.73%
Andrés Llorente 1-3A Alcalá de Henáres Madrid, Spain
FMR Corp. (2) 82 Devonshire Street Boston, Massachusetts 02109	1,333,929		6.86%
Directors and Named Executive Officers:
Rafael Arrillaga-Torréns, Jr.	624,366	(3)	3.20%
Yadira R. Mercado Piñeiro	176,462	(4)	*
James I. Thomson	87,206	(5)	*
Jaime Noble Fernández	130,200	(6)	*
Félix M. León León	1,500		*
Pedro Feliciano Benítez	5,292,586	(7)	27.24%
Jorge Calderón Drowett	221,002	(8)	1.14%
Plácido González Córdova	1,908,904	(9)	9.82%
Juan Ramón Gómez-Cuétara Aguilar	7,910	(10)	*
Ricardo Levy Echeandía	812,854	(11)	4.19%
Antonio R. Pavía Bibiloni	128,806	(12)	*
William Torres Torres	538,650	(13)	2.77%
Diana López-Feliciano	107,288	(14)
All directors and executive officers as a group (13 persons)	10,037,734	(15)	49.46%
__________
* Represents less than 1% of total shares outstanding.

(1)	Juan Ramón Gómez-Cuétara Fernández is the father of director Juan Ramón Gómez-Cuétara Aguilar.

(2)	The information regarding beneficial ownership is included in reliance on a schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by FMR Corp. FMR Corp reported that it has the sole power to vote or direct the vote of 202,146 shares and has the sole power to dispose or to direct the disposition of all 1,333,929 shares. FMR Corp. further reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of, the shares, including Fidelity Advisors Small Cap Fund whose interest amounted to 989,604 shares.

(3)	Includes 52,974 shares of common stock held by Mr. Arrillaga’s wife and 160,650 stock options that are presently exercisable.

(4)	Includes 126,900 stock options that are presently exercisable.

(5)	Includes 66,850 stock options that are presently exercisable.

(6)	Includes 104,200 stock options that are presently exercisable.

(7)	Includes 89,250 stock options that are presently exercisable.

(8)
Includes 49,986 shares of our common stock held by the trust of which Mr. Calderón is the trustee and 350 shares held by the owner of the trust. Also, includes 4,000 stock options that are presently exercisable.

(9)
Includes 28,658 shares of our common stock held by a corporation controlled by Mr. González and 89,250 stock options that are presently exercisable. Does not include 5,571 shares owned by Mr. González’s daughter. Mr. González disclaims voting and investment powers over the shares owned by his daughter.

(10)
A foreign corporation wholly owned by Mr. Gómez-Cuétara Aguilar’s father owns 986,570 shares of our common stock. In addition, his father personally owns 122,112 shares of our common stock. Mr. Gómez-Cuétara Aguilar disclaims voting and investment powers with respect to shares owned by the corporation and his father. Also, includes 4,000 stock options that are presently exercisable.

(11)
A corporation, controlled by Mr. Levy’s family, which employs Mr. Levy as an executive officer, owns 432,246 shares of our common stock. In addition, Mr. Levy’s mothers owns 146,436 shares. The remaining of Mr. Levy’s family owns 219,685 registered shares. Mr. Levy disclaims voting and investment powers over these 219,685 shares. Because of Mr. Levy’s voting power over the shares owned by the corporation and those owned by his mother, these have been included as controlled by Mr. Levy for purposes of the above table. Includes 54,000 stock options that are presently exercisable.

(12)	Includes 89,250 stock options that are presently exercisable.

(13)	Includes 89,250 stock options that are presently exercisable.

(14)	Includes 74,562 stock options that are presently exercisable.

(15)	Includes 952,162 stock options that are presently exercisable.

ELECTION OF DIRECTORS
Nominees

Our amended and restated certificate of incorporation provides that the terms of office of the members of our Board of Directors be divided into three classes, Class A, Class B and Class C, the members of which serve for a staggered three-year term. The terms of the current Class A, Class B and Class C directors are set to expire at the annual meeting of stockholders in 2006, 2007 and 2008, respectively. Our amended and restated bylaws authorize our Board of Directors to fix the number of directors at not less than seven nor more than 11. Our Board of Directors presently consists of nine members, with three directors serving in each class. The number of directors has been fixed at nine in connection with the annual meeting. At the annual meeting, three directors comprising the Class A directors are to be elected. The Board of Directors has proposed the nominees listed below for election as Class A directors to serve until the 2009 annual meeting or until their successors are duly elected and qualified. All of the nominees listed below currently serve as Class A directors on our Board of Directors and all of the nominees were recommended for reelection by the Nominating and Governance Committee of our Board of Directors.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve for a three year term. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between EuroBancshares and any person pursuant to which such person has been elected as a director.

Set forth below is certain information with respect to each nominee for election as a Class A director:

Name	Age	Position Held with Eurobank	Position Held with EuroBancshares
Jorge Calderón Drowett	69	Director	Class A Director
Ricardo Levy Echeandía	49	Director	Class A Director
Diana López-Feliciano, Esq.	50	Director	Class A Director

Jorge Calderón Drowett. Mr. Calderón has been a member of the Board of Directors of Eurobank since 1997 and has served as a director of EuroBancshares since 2002. Mr. Calderón currently serves as President of Calderón & Asociados, Inc., a property and management developer, and has served in that position since 1998. Previously, he served as Vice President of Finance for San Juan Cement Company, Inc. from 1974 until 1996. He is also a certified public accountant.

Ricardo Levy Echeandía. Mr. Levy has been a member of our Board of Directors and a member of the Board of Directors of Eurobank since 2002. Currently, he is President of Francisco Levy Hijos, Inc., a general contractor and developer, and has served in that capacity since 2002. From 1999 until 2002, Mr. Levy served as Executive Vice President and Treasurer of Francisco Levy Hijos, Inc.

Diana López-Feliciano, Esq. Ms. López-Feliciano has been a member of the Board of Directors of Eurobank since 2001 and has served as a director of EuroBancshares since 2002. Ms. López-Feliciano is an attorney in private practice and served as an assistant professor of environmental law at several universities and law schools.

Other Directors and Executive Officers

The following table sets forth information concerning our Class B and Class C directors and our executive officers:

Name	Age	Position Held with Eurobank	Position Held with EuroBancshares
Rafael Arrillaga-Torréns, Jr., Esq.	57	Director, Chairman of the Board, President and Chief Executive Officer	Class C Director, Chairman of the Board, President and Chief Executive Officer
Pedro Feliciano Benítez	63	Director and Vice Chairman of the Board	Class C Director and Vice Chairman
Plácido González Córdova	84	Director	Class C Director
Juan Ramón Gómez-Cuétara Aguilar	30	Director	Class B Director
Antonio R. Pavía Bibiloni	58	Director	Class B Director
William Torres Torres	52	Director	Class B Director
Yadira R. Mercado Piñeiro	46	Executive Vice President, Chief Financial Officer and Corporate Secretary	Executive Vice President, Chief Financial Officer and Corporate Secretary
Jorge E. Sepúlveda-Estrada	51	Senior Vice President and Treasurer	Senior Vice President and Treasurer
James I. Thomson	61	Executive Vice President, Risk Management and Chief Lending Officer	None
Jaime Noble Fernández	55	Senior Vice President EuroLease, a division of Eurobank	None
Felix M. León León	63	Executive Vice President of Operations	None
Fausto Peña Villegas	53	Senior Vice President Northern Region	None
Luis S. Suau Hernandez	55	Senior Vice President San Juan-Metropolitan Area	None
Roberto Carreras Sosa	51	Senior Vice President Eastern Region	None
Jaime A. Borges Bonilla	50	Senior Vice President Southern Region	None
Brenda I. Medina Alameda	40	Senior Vice President Western Region	None
José M. Del Río Jiménez	47	Senior Vice President, EuroMortgage, a division of Eurobank	None

Rafael Arrillaga-Torréns, Jr. Mr. Arrillaga has served as Chairman of Eurobank’s Board of Directors and President and Chief Executive Officer of Eurobank since 1993. He also has served in those same capacities with EuroBancshares since 2002. Before being named President and Chief Executive Officer of Eurobank, Mr. Arrillaga practiced law from 1974 until 1993, specializing in banking, tax and corporate law. Mr. Arrillaga was involved in the organization of Eurobank, and has served as a director of Eurobank since 1979.

Pedro Feliciano Benítez. Mr. Feliciano has been a member of the Board of Directors of Eurobank since 1999 and has served as a director and Vice Chairman of the Board of EuroBancshares since 2002. Mr. Feliciano has served as President of Las Piedras Construction Corp., a civil works construction company, since he founded the company in 1970.

Plácido González Córdova. Mr. González has been a member of the Board of Directors of Eurobank since 1997 and has served as a director of EuroBancshares since 2002. Prior to joining Eurobank’s Board of Directors, Mr. González was a founder and director of Banco del Comercio de Puerto Rico, a full service commercial bank in Puerto Rico that was acquired by Eurobank in 1997.

Juan Ramón Gómez-Cuétara Aguilar. Mr. Gómez-Cuétara was appointed to our Board to fill the vacancy left by the resignation of his father, Juan Ramón Gómez-Cuétara Fernández in January 2004 and was elected to our Board at our annual stockholders meeting in April 2004. Mr. Gómez-Cuétara was also appointed to serve on the Board of Eurobank. Mr. Gómez-Cuétara is currently the Deputy General Manager of Risi, S.A., a Spanish company involved in the manufacture and processing of snack foods, and he has served in that capacity since 2003. Prior to joining Risi, he was an auditor with PricewaterhouseCoopers in Madrid, Spain from 2001 to 2003. Mr. Gómez-Cuétara received his degree in business administration from the Universidad CEU San Pablo in Madrid, Spain in 2001.

Antonio R. Pavía Bibiloni. Mr. Pavía has been a member of the Board of Directors of Eurobank since 1998 and has served as a director of EuroBancshares since 2002. Mr. Pavía has held a number of senior executive and management positions in various financial institutions. He currently serves as President of Bartolo, Inc., a large gasoline station operations company, and has held this position since 1996.

William Torres Torres. Mr. Torres has been a member of the Board of Directors of Eurobank since 1999 and has served as a director of EuroBancshares since 2002. Mr. Torres, a certified public accountant, is the managing partner of Torres CPA Group, the accounting firm he founded in 1981.

Yadira R. Mercado Piñeiro. Ms. Mercado currently serves as our Executive Vice President, Chief Financial Officer and Corporate Secretary, positions she has held since 1993. She served as Senior Vice President of Finance and Operations at Eurobank from 1991 to 1993. Prior to joining Eurobank in 1991, Ms. Mercado held various executive officer positions with several banking institutions in Puerto Rico.

Jorge E. Sepúlveda-Estrada. Mr. Sepúlveda-Estrada has served as Eurobank’s Senior Vice President-Treasurer since 1993, overseeing Eurobank’s management and investment strategies, and has served in the same capacity with EuroBancshares since 2002. He has over thirty years of banking experience, including previous experience as a financial consultant, bank treasurer and investment officer.

James I. Thomson. Mr. Thomson serves as Eurobank’s Executive Vice President, Risk Management and Chief Lending Officer, positions he has held since 2000. Prior to joining Eurobank, Mr. Thomson worked for the Royal Bank of Canada beginning in 1968 and last served as Puerto Rico’s Regional Manager from 1996 to 1999.

Jaime Noble Fernández. Mr. Noble currently serves as Eurobank’s Senior Vice President of EuroLease, a division of Eurobank, a position he has held since 2000. In 1999, he was a consultant to Eurobank. Prior to joining Eurobank, Mr. Noble served as Vice President of First Leasing, a division of FirstBank of Puerto Rico, from 1998 to 2000 and as President of ELBON Leasing Co., Inc. from 1995 to 1998. Mr. Noble has 29 years of experience in the leasing business.

Felix M. Leon León. Mr. Leon currently serves as Eurobank’s Executive Vice President of Operations, a position he has held since late 2004. Prior to joining Eurobank, Mr. Leon served as a financial consultant with Leon Consulting from 2003 to 2004. From 1997 through 2003, Mr. Leon served as the Regional Manager for Banco Popular de Puerto Rico where he supervised the Easter Region of the bank. Mr. Leon received his BBA in 1964 and his JD in 1984 from the University of Puerto Rico.

Fausto Peña Villegas. Mr. Peña currently serves as Eurobank’s Senior Vice President for the Northern Region, a position he has held since 2001. He previously served as Assistant Vice President for Banco Santander de Puerto Rico from 1997 to 2001. Mr. Peña has over 25 years of experience in the banking industry, including officer positions with Banco Central Hispano Puerto Rico and Banco Santander de Puerto Rico.

Luis S. Suau Hernandez. Mr. Suau currently serves as Eurobank’s Senior Vice President for the San Juan-Metropolitan Region, a position he has held since 2003. He previously served as Vice President and Manager of our San Juan branch office from 1997 to 2003. Mr. Suau has over 30 years of experience in the banking industry.

Roberto Carreras Sosa. Mr. Carreras is Eurobank’s Senior Vice President for the Eastern Region, a position he has held since 2002. Mr. Carreras has over 25 years of banking experience including positions with the Banco Popular de Puerto Rico from 1997 to 2001 and Roig Commercial Bank from 1988 to 1997.

Jaime A. Borges Bonilla. Mr. Borges serves as Senior Vice President for the Southern Region, a position he has held since March 2006.  Prior to joining Eurobank, Mr. Borges served as Vice President - Southwest District Manager and Business Development for Doral Bank, from 2003 to 2006. Mr. Borges has over 20 years of banking experience, including officer positions with Banco Santander de Puerto Rico and Doral Bank.

Brenda I. Medina Alameda. Ms. Medina currently serves as Eurobank’s Senior Vice President for the Western Region, a position she has held since January 2006. She previously served as Vice President and Manager of Mayagüez Branch from 2003 to 2005. Mrs. Medina received her master degree in business administration from the Interamerican University, Puerto Rico in 1990. She has over twenty years of experience in the banking industry including positions with Banco Bilbao Vizcaya Argentaria and The Bank & Trust of Puerto Rico.

José M. Del Río Jiménez. Mr. Del Río currently serves as Senior Vice President of EuroMortgage, a division of Eurobank, a position he has held since 2005. Prior to joining Eurobank, Mr. Del Río served as Vice President of Doral Financial Corporation from 1988 to 2005. Mr. Del Río has over twenty years of experience in the mortgage banking industry.

CORPORATE GOVERNANCE REFORMS

Because our common stock is quoted on the Nasdaq National Market, we are subject to a host of corporate governance and related requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the SEC’s rules implementing Sarbanes-Oxley and the enhanced corporate governance listing standards of The Nasdaq Stock Market, Inc.

Sarbanes-Oxley, which was enacted on July 30, 2002 to address questionable corporate and accounting practices, imposes on public companies a variety of new requirements, prohibitions and disclosure obligations, including, but not limited to:

•	certifications by the chief executive officer and chief financial officer as to the accuracy and adequacy of periodic reports filed with the SEC;

•	implementation and evaluation of the company’s systems of disclosure controls and procedures and internal control over financial reporting;

•
auditing related restrictions, including prohibition on auditors providing certain non-audit services to public companies, mandatory audit partner rotation and restrictions on hiring employees of former auditors;

•
independence requirements and increased responsibilities for the audit committee, including responsibility for the engagement of the company’s auditor, pre-approval of all services provided by the auditor, establishment of procedures for addressing accounting-related complaints and company disclosure of whether any member of the audit committee qualifies as an “audit committee financial expert”;

•	disclosure of whether the company has a code of ethics applicable to the chief executive officer and senior financial officers; and

•	prohibition on the extension of personal loans to executive officers and directors (subject to certain exemptions).

In addition, The Nasdaq Stock Market, Inc. implemented a number of additional listing requirements concerning director independence, board nominations, executive compensation and related corporate governance matters.

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, both at the holding company level and at Eurobank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a set of Corporate Governance Guidelines that embodies these principles. EuroBancshares and Eurobank have also adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants, in accordance with the applicable Nasdaq rules. In addition, our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that complies with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”) and with the applicable Nasdaq rules. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers are posted on our Internet website under the Investor Relations page.

Directors’ Compensation

Meetings of our Board of Directors are held regularly each quarter. Directors are not compensated for attending regular meetings of the Board of Directors of EuroBancshares. Meetings of the Board of Directors of Eurobank are held regularly each month. During 2005, directors of Eurobank received fees of $1,250 per meeting for attendance at a meeting of the Board of Directors. For 2006, our Compensation Committee increased these fees to $2,000 per meeting. The Board of Directors of each of EuroBancshares and Eurobank also have several committees, and the directors receive $400 for attending each committee meeting or special meeting of the Board of Directors. For 2006, our Compensation Committee increased the fees to be paid to members of our Audit Committee to $500 for attending each Audit Committee meeting and approved an annual fee of $6,000 to be paid to the Chairman of the Audit Committee upon his election in April 2006. Directors who are employees or officers of EuroBancshares or Eurobank do not receive fees for attending Board of Directors or committee meetings.

Board Independence

Our Board of Directors has determined that each of our current directors, except Messrs. Arrillaga and Torres, is independent under the applicable Nasdaq rules. Mr. Arrillaga is an executive officer of both EuroBancshares and Eurobank. Mr. Torres is the owner of certain real estate of which portions are leased to Eurobank. During the fiscal year 2005, a corporation controlled by Mr. Torres received lease payments from us totaling $128,646. Another corporation controlled equally by Mr. Torres and Mr. Feliciano received lease payments from the Bank in the amount of $96,000 for the years 2003, 2004 and 2005.

Directors’ Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Independent Director Meetings

The independent members of our Board of Directors meet regularly, separate from the full Board of Directors and outside the presence of our management in executive session. During 2005, the independent members of our Board of Directors has held one meeting.

Stockholders Communications with Our Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 270 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has nine directors and the following committees: Audit; Compensation; Nominating; Compliance and Strategic Planning.

The membership during the last fiscal year and the function of each of the committees are described below. Our Board of Directors meets at least quarterly and the Board of Directors of Eurobank meets at least once each month. During the fiscal year 2005, our Board held 12 meetings and the Eurobank Board held 12 meetings. Each director attended at least 75% of the total of all Board and applicable committee meetings. Directors are encouraged to attend annual meetings of our stockholders. All directors attended the last annual meeting of our stockholders.

Committees of EuroBancshares

Audit Committee

Our Board of Directors has established an Audit Committee to assist the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of independent auditors and our internal audit function, and risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating annually the Audit Committee charter and the committee’s performance.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee meeting applicable standards of the SEC and Nasdaq. The members of the Audit Committee are CPA Jorge Calderón Drowett, Antonio R. Pavía Bibiloni and Diana López-Feliciano, attorney at law. Mr. Calderón serves as Chairman of the Audit Committee. The Audit Committee meets regularly and held 25 meetings during fiscal year 2005. The Board of Directors has determined that the Audit Committee satisfies the independence and other composition requirements of the SEC and Nasdaq. Our Board has determined that Mr. Calderón qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K under the Exchange Act, and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

A copy of our Audit Committee charter was included with our proxy statement for our 2005 annual meeting and can be found on our Internet website (www.eurbankpr.com) under the Internet Relations page.

Compensation Committee

Our Compensation Committee discharges the Board’s responsibilities relating to compensation of our Chief Executive Officer, other executive officers and directors; produces an annual report on executive compensation for inclusion in our annual proxy statement; and provides general oversight of compensation structure, including our equity compensation plans and benefit programs. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•
evaluating performance and determining the compensation of our Chief Executive Officer and other executive officers in accordance with those objectives (salary revisions for all of our executive officers and employees are made every 12 months);

•	approving employment agreements for executive officers;

•	approving and amending our stock option plans (subject to stockholder approval, if required);

•	approving any changes to nonequity-based benefit plans involving a material financial commitment by us or Eurobank;

•	recommending to the Board the compensation for our directors and Eurobank’s directors;

•	evaluating human resources and compensation strategies; and

•	evaluating annually the Compensation Committee charter and the Committee’s performance.

Our Board of Directors has adopted a written charter for our Compensation Committee. The Compensation Committee is composed of three directors, Pedro Feliciano Benítez, Plácido González Córdova and Ricardo Levy Echeandía, each of whom the Board has determined is independent under applicable rules and regulations of the SEC, Nasdaq and the Internal Revenue Service. Mr. Feliciano serves as the Committee’s Chairman. The Compensation Committee held two meetings during the fiscal year 2005.

Nominating and Governance Committee

Our Board has established a Nominating and Governance Committee for the purpose of reviewing all Board-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board as to which persons should be our Board’s nominees. Our Board has adopted a written charter for the Nominating and Governance Committee. This Committee is composed of three directors, Pedro Feliciano Benítez, Plácido González Córdova and Ricardo Levy Echeandía, each of whom the Board has determined is independent under the Nasdaq rules. The Nominating and Governance Committee accomplished its duties and responsibilities in one of the 12 meetings held by the Board of Directors of EuroBancshares during the fiscal year 2005. The duties and responsibilities of the Nominating and Governance Committee include:

•	identifying and recommending to our Board individuals qualified to become members of our Board and to fill vacant Board positions;

•	recommending to our Board the director nominees for the next annual meeting of stockholders;

•	recommending to our Board director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the continuing education program for our directors;

•	developing and recommending an annual self-evaluation process for our Board and its committees; and

•	evaluating annually the Nominating and Governance Committee charter and the Committee’s performance.

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nominating and Governance Committee considers these requirements when recommending Board nominees. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Nominating and Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Nominating and Governance Committee also considers the candidate’s character, judgment, age, skills, including financial literacy, and experience in the context of our needs, the needs of Eurobank and the existing directors. While the Nominating and Governance Committee has the authority to do so, we have not, as of the date of this prospectus, paid any third party to assist in identifying and evaluating Board nominees.

Our Board of Directors has established a procedure whereby our stockholders can nominate potential director candidates. The Nominating and Governance Committee will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with procedures set forth in our amended and restated bylaws.

No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our common stock.

A copy of our Nominating and Governance Committee charter was included with our proxy statement for our 2005 annual meeting.

Compliance Committee

The Compliance Committee reviews the compliance of EuroBancshares and Eurobank with laws and regulations applicable to bank holding companies and their subsidiary banks. The members of the Compliance Committee throughout 2005 and as of the date of this proxy statement were William Torres Torres, Jorge Calderón Drowett, Antonio Pavía Bibiloni and Rafael Arrillaga-Torréns, Jr. Mr. Torres serves as the Chairman of the Compliance Committee. The Compliance Committee generally meets at least quarterly. The Compliance Committee held four meetings during 2005.

Strategic Planning Committee

Our Board has established a Strategic Planning Committee that is responsible for delineating our future strategy and business goals. In addition, it provides general guidance in the development of our strategic plan. The members of the Strategic Planning Committee are William Torres Torres, Antonio Pavía Bibiloni, Jorge Calderón Drowett, Rafael Arrillaga-Torréns, Jr. and Yadira R. Mercado. Mr. Torres serves as the Chairman of the Strategic Planning Committee. During 2005, the Strategic Planning Committee held one meetings.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, which was approved in its current form by the Board of Directors on March 15, 2004, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices. A copy of the Audit Committee charter was included with our proxy statement for our 2005 annual meeting and can be found on our Internet website (www.eurbankpr.com) under the Internet Relations page.

Our Board of Directors has determined that all three members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and we are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2005, the Audit Committee had 25 meetings. The Audit Committee’s regular meetings were conducted in order to encourage communication among the members of the Audit Committee, management, the internal auditors, and our independent registered public accounting firm, KPMG LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee separately met with each of the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2005 with management, the internal auditors, and our independent registered public accounting firm. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee has reviewed and approved the amount of fees paid to KPMG for audit and non-audit services, and concluded that the provision of services by KPMG is compatible with the maintenance of KPMG’s independence.

At four of its meetings during 2005, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors, and the independent registered public accounting firm, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Audit Committee of the Board of Directors
Jorge Calderón Drowett, CPA (Chairman)
Antonio R. Pavía Bibiloni
Diana López-Feliciano, Esq.
Dated: March 22, 2006

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth all compensation received during the three years ended December 31, 2005 by our Chief Executive Officer and our four other most highly compensated executives whose total compensation exceeded $100,000 in such fiscal year. These four officers are referred to as the named executive officers in this proxy statement.

	Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation (2)		Securities Underlying Options

Rafael Arrillaga-Torréns, Jr., Esq. Chairman of the Board, Chief Executive Officer and President	2005 2004 2003	$400,000 337,188 325,000	$320,200 300,200 150,200	— — —		25,400 50,000 50,000
Yadira R. Mercado Executive Vice President, Chief Financial Officer and Corporate Secretary	2005 2004 2003	$210,000 182,909 175,000	$160,200 150,200 85,200	— 47,817 —	(3)	22,400 45,000 36,000
James I. Thomson Executive Vice President, Risk Management and Chief Lending Officer of Eurobank	2005 2004 2003	$195,000 188,356 182,000	$30,200 25,000 20,000	— — —		10,400 20,000 20,000
Jaime Noble Fernández Senior Vice President, EuroLease, a division of Eurobank	2005 2004 2003	$200,000 192,609 182,400	$80,000 80,000 65,000	— — —		20,400 40,000 25,000
Félix M. León León Executive Vice President, Operations of Eurobank(4)	2005 2004 2003	$150,000 5,769 —	$20,200 — —	— — —		— — —
__________
(1) Amounts shown do not include amounts expended by Eurobank pursuant to plans (including group life and health) that do not discriminate in scope, terms or operation in favor of the executive officer and that are generally available to all salaried employees.

(2)  Does not include the value of perquisites or other personal benefits because the amount of such benefits does not exceed the lesser of $50,000 or 10% of total amount of annual salary and bonus of any named individual.

(3)  Consists of liquidated accrued vacations.

(4)  Mr. León was hired on December 24, 2004.

Stock Option Grants in 2005

The following table provides information concerning individual grants of stock options during calendar year 2005 to each of the named executive officers. Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent certain assumed rates of appreciation in the value of our common stock. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The potential realizable value is calculated based on the five year term of the option at its time of grant. It is calculated based on the assumption that our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The amounts reflected in the table may not necessarily be achieved.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2005	Exercise Price Per Share	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%

Rafael Arrillaga-Torréns, Jr.	25,400	23.30%	$21.00	02/27/10	147,369	325,646
Yadira R. Mercado Piñeiro	22,400	20.55	21.00	02/27/10	129,963	287,184
James I. Thomson	10,400	9.54	21.00	02/27/10	60,340	133,335
Jaime Noble Fernández	20,400	18.72	21.00	02/27/10	118,359	261,542
Félix M. León León	—	—	—	—	—	—

Year End 2005 Option Values

The following table provides information about stock options exercised in 2005 and options held as of December 31, 2005 by each of the named executive officers. Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

			Number of Securities Underlying Unexercised Options at December 31, 2005(2)		Value of Unexercised In-The-Money Options at December 31, 2005(2)(3)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rafael Arrillaga-Torréns, Jr.	—	—	190,650	—	1,253,486	—
Yadira R. Mercado Piñeiro	—	—	146,900	—	893,298	—
James I. Thomson	—	—	80,850	—	544,170	—
Jaime Noble Fernández	—	—	120,200	—	687,034	—
Félix M. León León	—	—	—	—	—	—
___________________
(1) “Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive if he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option. In addition, the “Value Realized” numbers do not reflect the tax impact of the exercise.

(2) “Exercisable” refers to those options which were both exercisable and vested while “Unexercisable” refers to those options which were unvested.

(3) “Value of Unexercised In-the-Money Options” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 2005 multiplied by the difference between the exercise price for the grant and the year-end market price, excluding grants for which the difference is equal to or less than zero.

Stock Option Plan

In 1997, Eurobank’s Board of Directors adopted a long-term incentive compensation program in the form of a stock option plan (the “1997 Stock Option Plan”). Both executive officers and directors were eligible to participate in the 1997 Stock Option Plan. The 1997 Stock Option Plan permitted a maximum number of 1,100,000 shares to be issued upon the exercise of stock options granted under the plan.

In 2002, our Board of Directors adopted a long-term incentive compensation plan (the “2002 Stock Option Plan”) that became effective when we became a holding company for Eurobank. At that time, all of the Eurobank options granted under the 1997 Stock Option Plan were assumed by EuroBancshares under the 2002 Stock Option Plan and became options to purchase shares of EuroBancshares common stock. The aggregate number of shares of common stock that were permitted to be issued pursuant to the exercise of all options granted under the 2002 Stock Option Plan could equal but not exceed 1,982,864 shares, which amount was comprised of (i) options to acquire 1,500,000 shares of common stock authorized under this plan, and (ii) options that previously represented the right to acquire 482,864 shares of common stock of Eurobank and have been assumed by EuroBancshares and converted into options to acquire a like number shares of common stock of EuroBancshares.

At our 2005 annual meeting, our stockholders approved the 2005 Stock Option Plan pursuant to which we are authorized to issue options to purchase up to 700,000 shares of our common stock, of which 440,000 shares are specifically set aside for the purpose of granting incentive stock options under the plan. As a result of the adoption of the 2005 Stock Option Plan, no further options to acquire shares of our common stock are being issued under the 2002 Stock Option Plan.

As of December 31, 2005, all outstanding options granted under our 2002 Stock Option Plan and our 2005 Stock Option Plan were 100% vested. As of December 31, 2005, 1,216,312 shares of common stock were issuable in connection with the exercise of outstanding options under our 2002 Stock Option Plan. In addition, during 2005, 125,000 shares of common stock have been issued pursuant to the exercise of options granted under the 2002 Stock Option Plan. As of December 31, 2005, 700,000 shares of our common stock remained available for option grants under the 2005 Stock Option Plan.

The 2005 Stock Option Plan is intended to provide our directors, executive officers and employees the opportunity to acquire a proprietary interest in the success of EuroBancshares by granting stock options to such directors, executive officers and employees. Specifically, the plan is intended to advance the interests of EuroBancshares by (1) enabling us to attract and retain the best available individuals for positions of substantial responsibility; (2) providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and (3) rewarding directors, executive officers and employees for their contributions to our business.

The 2005 Stock Option Plan is administered by our Compensation Committee. The Compensation Committee has authority with respect to the stock option plan to:

•	adopt, amend and rescind administrative and interpretive rules relating to the plan;

•	accelerate the time of exercisability of any stock option that has been granted;

•	construe the terms of the plan and any related agreement (including those terms governing eligibility); and

•
make all other determinations and perform all other acts necessary or advisable for administering the plan, including the delegation of such ministerial acts and responsibilities as the Compensation Committee deems appropriate.

Both “Incentive Stock Options” and “Nonstatutory Options” may be granted under the 2005 Stock Option Plan from time to time. Incentive Stock Options are stock options intended to satisfy the requirements of Section 1046 of the Puerto Rico Internal Revenue Code. Nonstatutory Options are stock options that do not satisfy the requirements of Section 1046 of the Puerto Rico Internal Revenue Code.

Under our 2002 Stock Option Plan and the 2005 Stock Option Plan, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000. Shares acquired upon the exercise of Nonstatutory Options may not be sold for a period of one year after such options are exercised.

The option price to be paid upon exercise of an Incentive Stock Option will not be less than the greater of: (1) the par value per share of our common stock; or (2) 100% of the fair market value per share of our common stock on the date of the grant of the Incentive Stock Option. The option price to be paid upon exercise of a Nonstatutory Option will be determined by the Compensation Committee at the time of grant.

Each option (including Incentive Stock Options and Nonstatutory Options) granted under the 2005 Stock Option Plan expires five years after the date the option is granted, unless a different period is determined by the Compensation Committee. Each option may be exercised upon such terms and conditions as the Compensation Committee determines. In making any determination as to whom options shall be granted, and as to the number of shares to be covered by such options, the Compensation Committee considers the duties of the respective employees, their present and potential contributions to our success, profitability and growth, and such other factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of our 2002 Stock Option Plan.

Statement of Financial Accounting Standards (SFAS) No. 123, Share-Based Payment (Revised 2004), establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments. SFAS 123R eliminates the ability to account for stock-based compensation using APB 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the measurement date, which is generally the date of the grant. SFAS 123R was to be effective for us on July 1, 2005; however, the required implementation date was delayed until January 1, 2006. We will transition to fair-value based accounting for stock-based compensation using a modified version of prospective application (“modified prospective application”). Under modified prospective application, as it is applicable to us, SFAS 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered (generally referring to non-vested awards) that are outstanding as of January 1, 2006, must be recognized as the remaining requisite service is rendered during the period of and/or the periods after the adoption of SFAS 123R. The attribution of compensation cost for those earlier awards will be based on the same method and on the same grant-date fair values previously determined for the pro forma disclosures required for companies that did not adopt the fair value accounting method for stock-based employee compensation. All of the Company’s previous stock based awards granted prior to 2006 were fully vested on the date of grant; consequently, the adoption of this statement will have no effect on the Company except for the effects on awards granted after the date of adoption.

Severance Payment Agreements

In 1999, we entered into a Severance Payment Agreement with Ms. Yadira R. Mercado our Executive Vice President, Chief Financial Officer and Corporate Secretary. On each anniversary of the date of commencement of the Severance Payment Agreement, the term is automatically extended for an additional one-year period unless we notify Ms. Mercado not less than 90 days prior to an anniversary date of the agreement, advising her that such agreement will not be extended. Alternatively, Ms. Mercado’s Severance Payment Agreement will terminate on the second anniversary of an event constituting a “change in control.” The Severance Payment Agreement provides for a severance payment to Ms. Mercado in connection with either (1) an involuntary termination of her employment after a “change in control” of EuroBancshares, or (2) following “constructive termination” of her employment subsequent to a “change in control” of EuroBancshares.

For purposes of the Severance Payment Agreement, “constructive termination” generally includes a material change in the status, authority, duties, responsibilities, compensation, perquisites, conditions of employment, or location of employment of the employee from those that existed before the change in control, or in the event of the employee’s disability. Any claim or controversy arising out of or relating to the Severance Payment Agreement will be resolved by arbitration under the Commercial Arbitration Rules of the American Arbitration Association.

For purposes of the Severance Payment Agreement, a “change in control” is deemed to have occurred if:

•
any entity, person or group of persons acting in concert becomes the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities of EuroBancshares representing more than 25% of the combined voting power of EuroBancshares or any successor;

•
the effective date of a merger or consolidation of EuroBancshares with one or more other corporations or banks as a result of which the holders of our outstanding voting stock immediately prior to the merger hold less than 66% of the combined voting power of the surviving or resulting corporation or bank;

•
the effective date of a transfer of all or substantially all of the property of EuroBancshares to any individual or entity, other than to an entity of which we own at least 80% of the combined voting power; or

•
as a result of, or in connection with, any cash, tender or exchange offer after a merger, contested election, or other business combination, or any combination of the foregoing, the services of the employee are no longer required in his or her present capacity.

To illustrate the potential impact of the Severance Payment Agreement, if employment during 2006 were terminated under the circumstances set forth in the Severance Payment Agreement following a change in control, or for “good reason,” the amount payable to Ms. Mercado, based upon compensation earned during 2005, would be approximately $807,000.

Employment Agreements

Other than the Severance Payments Agreement described above, we do not have any other employment agreements with any of our named executive officers. All of our named executive officers serve at the pleasure of our Board of Directors. We do not maintain any “key-man” life insurance policies on any of our executive officers. If any of these individuals leaves his or her respective position, this could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

Health and Insurance Benefits

Our full-time officers and employees are provided hospitalization and major medical insurance. We pay a substantial part of the premiums for these coverages. All insurance coverage under these plans is provided under group plans on generally the same basis to all full-time employees. In addition, we maintain term life insurance, which provides benefits to all employees who have completed three or more months of full-time employment with us. The terms of our policy provide benefits equal to three times the employee’s annual base earnings (exclusive of overtime pay or bonuses) up to a maximum of $300,000.

Eurobank Master Trust Retirement Plan Program for Employees

Effective January 1, 2000, Eurobank adopted the Eurobank Master Trust Retirement Plan Program, a defined contribution plan under Section 1165(e) of the Puerto Rico Internal Revenue Code, covering all full-time employees of EuroBancshares who have completed three months of service and are 18 years of age or older. We give each prospective eligible employee written notice of his or her eligibility to participate in the plan in sufficient time to enable each of them to participate in the plan. Under the provisions of the plan, employees may contribute up to 10% of their compensation each year after deducting social security, up to a specific maximum established by law. We match each employee’s contribution up to 3% of their base compensation that they contribute to the plan, up to a maximum of $3,000. Participants become vested in our contributions plus actual earnings on such contributions after three years of service.

Restricted Stock Grants

On April 26, 2004, our Board voted and agreed to issue 3,700 shares of our common stock (valued at $8.13 per share) to certain of our officers and employees in consideration for prior service to us. These stock grants were effected pursuant to the terms of certain Restricted Stock Purchase Agreements between us and the officers and employees. Under the terms of these Restricted Stock Purchase Agreements, the stock remains unvested until the 5th anniversary of the date of the grant. In the event the restricted stock grantee leaves prior to the 5th anniversary, the restricted stock grantee forfeits all right, title and interest in the restricted stock. The Restricted Stock Purchase Agreement also provides for the payment of a one-time cash bonus pursuant to which we will withhold applicable taxes due as a result of the restricted stock grant.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of the Board determined the compensation of the executive officers named in the Summary Compensation Table on page for the years in question. The Compensation Committee has furnished the following report on executive compensation in connection with the annual meeting:

Compensation Philosophy

As members of the Compensation Committee, it is our duty to administer the executive compensation program for EuroBancshares. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of EuroBancshares, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. EuroBancshares’ compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operation, financial and strategic objectives, and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of EuroBancshares’ executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, EuroBancshares’ financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of EuroBancshares’ compensation programs for executive officers are described below.

Compensation Structure

The base compensation for the executive officers of EuroBancshares named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities. The goals of the Compensation Committee in establishing EuroBancshares’ executive compensation program are:

•	to compensate the executive officers of EuroBancshares fairly for their contributions to EuroBancshares’ short, medium and long-term performance; and

•
to allow EuroBancshares to attract, motivate and retain the management personnel necessary to EuroBancshares’ success by providing an executive compensation program comparable to that offered by companies with which EuroBancshares competes for management personnel.

The base salary level for each officer is determined by taking into account individual experience, individual performance, individual potential, cost of living consideration and specific issues particular to EuroBancshares.  Base salary level for executive officers of selected banks and bank holding companies of similar size are taken into consideration in setting an appropriate base salary for the named executive officers of EuroBancshares.  The base level established for each executive officer is considered by the Compensation Committee to be competitive and reasonable.

The Compensation Committee monitors the base salary levels and the various incentives of the executive officers of EuroBancshares to ensure that overall compensation is consistent with EuroBancshares’ objectives and remains competitive within the area of EuroBancshares’ operations.  In setting the goals and measuring an executive’s performance against those goals, EuroBancshares considers the performance of its competitors and general economic and market conditions.  None of the factors included in EuroBancshares’ strategic and business goals are assigned a specific weight.  Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt EuroBancshares’ operations to specific business challenges and to reflect changing economic and marketplace conditions.

Incentive Compensation

The annual compensation of the executive officers of EuroBancshares consists of a base salary and an annual Christmas bonus, in accordance with Puerto Rico law. An annual performance bonus is awarded to the executive officers based on the financial performance of the Company. In awarding these incentive bonuses certain measures of progress of the Company are taken into consideration by the Compensation Committee. These include asset quality, stability and soundness of operations, returns on average assets and average equity, the bank’s regulatory classification, the level of changes in the performance ratio and the overall growth of the Company as compared to peer groups. Finally, the overall individual commitment of each officer to the Company is considered.

Stock Option Plan

Stock options are the primary source of long-term incentive compensation for the executive officers and directors of EuroBancshares.  Each of the employees, executive officers, members of the senior management, and directors of EuroBancshares are eligible to participate in the 2005 Stock Option Plan.

Stock option grants are made at the discretion of the Board. Each grant is designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage EuroBancshares from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of EuroBancshares’ common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years) and is generally immediately exercisable.

The size of the option grant to each executive officer is set by the Board at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with EuroBancshares, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Board, in conjunction with the Compensation Committee, has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

As of March 28, 2006, there were 1,066,312 options outstanding under the 2002 Stock Option Plan, 540,850 of which are held by executive officers of EuroBancshares and 98,700 options outstanding under the 2005 Stock Option Plan, 77,700 of which are held by executive officers of EuroBancshares. During 2005, 92,100 stock options were granted to the executive officers under the 2002 Stock Option Plan.

Compensation of the Chief Executive Officer

In reviewing the 2005 compensation of Mr. Arrillaga, the President and Chief Executive Officer of EuroBancshares, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers. In addition, the Compensation Committee reviewed his compensation history, executive compensation survey data and comparative performance information. Upon recommendation by the Compensation Committee, the Board of Directors of EuroBancshares set Mr. Arrillaga’s salary for 2005 at $400,000, effective January 1, 2005. In addition, in recognition of both Mr. Arrillaga’s and EuroBancshares’ performance in 2005 and based on the criteria discussed above with respect to incentive compensation, the Compensation Committee recommended and the Board of Directors approved a bonus of $320,000 for Mr. Arrillaga for 2005. The Compensation Committee believes that Mr. Arrillaga’s total compensation is reasonable and competitive based on comparative performance information and the overall performance of EuroBancshares.

Executive Compensation Deductibility

Our Compensation Committee has considered the impact of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, that provides that compensation paid to a corporation’s chief executive officer or its four other most highly compensated executive officers may not be deductible for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by the stockholders. Because a Puerto Rico corporation is not required to pay federal income taxes except for any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to us for executive compensation in the near future.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of ours or any of our subsidiaries. Eurobank has made loans to some of our directors, including members of the Compensation Committee. The loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Compensation Committee of the Board of Directors
Pedro Feliciano Benítez (Chairman)
Plácido González Córdova
Ricardo Levy Echeandía
Dated: January 30, 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under Section 402 of the Sarbanes-Oxley Act of 2002, it is now unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are:

•	made available by the issuer in the ordinary course of the issuer’s consumer credit business;

•	of a type generally made available by such issuer to the public; and

•	made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O.

Certain of our officers, directors and principal stockholders and their affiliates have had transactions with Eurobank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of Eurobank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features. Therefore, we believe that all of these transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Two of our directors, William Torres Torres and Pedro Feliciano Benítez are principals in corporations that own certain real estate of which portions are leased to Eurobank. During the fiscal year 2005, a corporation controlled by Mr. Torres received lease payments from Eurobank totaling $128,646. Another corporation controlled equally by Mr. Torres and Mr. Feliciano received lease payments in the amount of $96,000 for the years 2003, 2004 and 2005. We believe that the terms of the leases between Eurobank and the corporations controlled by Mr. Torres and Mr. Feliciano are on an arm’s-length basis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC. Our officers, directors and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received and written representation letters from executive officers and directors, we believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to our officers, directors and 10% shareholders were timely met, except as follows:

•
On January 31, 2005, Mr. Félix M. León León purchased 1,200 shares of common stock of EuroBancshares in the open market. Through administrative error, Mr. León’s Form 4 reporting the purchase was filed late.

•
On March 9, 2005, Mr. Jorge Calderón Drowett purchased 4,000 shares of common stock of EuroBancshares in the open market. Through administrative error, Mr. Calderón’s Form 4 reporting the purchase was filed late.

•
On March 21, 2005, Mr. Jorge Calderón Drowett purchased 1,071 shares of common stock of EuroBancshares in the open market. Through administrative error, Mr. Calderón’s Form 4 reporting the purchase was filed late.

•
On March 22, 2005, Mr. Jorge Calderón Drowett purchased 5,000 shares of common stock of EuroBancshares in the open market. Through administrative error, Mr. Calderón’s Form 4 reporting the purchase was filed late.

•
On March 28, 2005, Mr. Jorge Calderón Drowett sold 5,071 shares of common stock of EuroBancshares in the open market. Through administrative error, Mr. Calderón’s Form 4 reporting the sale was filed late.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total return to holders of our common stock for the period from August 11, 2004, when trading in our common stock commenced on The Nasdaq Stock Market’s National Market, through December 31, 2005, against the cumulative total return of:

•	The Nasdaq Stock Market Composite Index,

•	the Russell 2000 Index, and

•	the Russell 3000 Index.

PRINCIPAL AUDITOR FEES AND SERVICES

Our Audit Committee appointed KPMG LLP as our independent auditors for the fiscal year ended December 31, 2005. In connection with the audit of our 2005 financial statements, we entered into an engagement letter which sets for the terms by which KPMG will perform audit services for EuroBancshares. Through this engagement letter, services to be provided by KPMG LLP were made extensive to subsequent fiscal years, until either the Audit Committee or KPMG terminate the agreement or mutually agree to the modification of the terms of said engagement contract.

Agreement on terms by which audit services will be provided by KPMG LLP is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table shows the fees paid or accrued by us for the audit and other services provided by KPMG for fiscal years 2005 and 2004.

	2005	2004
Audit Fees	$654,000	$335,000
Audit-Related Fees	17,500	291,500
Tax Fees(1)	–	14,313
All Other Fees	7,000	–

Total	678,500	$640,813

Additional Fees(2)	411,000	–
___________________

(1)	Tax services were provided before we became a publicly-traded company.

(2)
Includes $411,000 of additional fees reflected in a recent letter received from our accounting firm.  We have commenced discussions with our accounting firm regarding such matters.  These discussions relate solely to the amounts charged for services and do not relate to any disputes regarding accounting or other interpretations.

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” in 2004, such fees include fees related to the Company’s initial registration on Form S-1; (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

Our 2007 annual meeting of stockholders is expected to be held in April 2007. We must receive by December 21, 2006 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in our proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to EuroBancshares, Inc., 270 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, Attn: Corporate Secretary, prior to the specified deadline.

SEC rules and regulations provide that if the date of our 2007 annual meeting is advanced or delayed more than 30 days from the date of the 2006 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2007 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2007 annual meeting. We will disclose that change in the earliest possible Quarterly Report on Form 10-Q, upon our determination that the date of the 2007 annual meeting will be advanced or delayed by more than 30 days from the date of the 2006 annual meeting.

Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Secretary at our principal executive offices. With respect to director nominations, we must receive the notice of your intention to introduce a nomination at our 2007 annual meeting no later than:

•	70 days in advance of the 2007 annual meeting if at least 80 days’ public disclosure of the date of the meeting is given to the stockholders; or

•
in the event that less than 80 days’ notice of the date of the meeting is given to our stockholders, the close of business on the 10th day following the earlier of (i) the day on which such notice of the meeting is first made or (ii) the day on which public disclosure of the date of the meeting is first made.

The notice of a nomination for election of a director must contain the following information:

•
all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name and address of the stockholder making the nomination; and

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the election.

With respect to other items of business, we must receive the notice of your intention to introduce an item of business at our 2007 annual meeting no later than 70 days in advance of the 2007 annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of this year’s meeting, not later than the close of business on the later of (i) the 70th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting is first made.

The notice of a proposed item of business must contain the following information:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and address of the stockholder making the nomination;

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the election; and

•	any material interest of such stockholder in such business.

ADDITIONAL INFORMATION

A copy of our 2005 annual report is being mailed with this proxy statement to each stockholder of record. Stockholders not receiving a copy of the annual report may obtain one without charge. Our annual report on Form 10-K is also accessible through our website at www.eurobankpr.com. Requests and inquiries should be addressed to: Investor Relations, 270 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, (787) 751-7340.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the proxy statement have been approved and our Board of Directors has authorized the mailing thereof to our stockholders.

By Order of the Board of Directors,

/s/
San Juan, Puerto Rico March 31, 2006	Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

Proof # 1

0

EUROBANCSHARES, INC.

270 MUÑOZ RIVERA AVENUE
SAN JUAN PUERTO RICO 00918

This proxy is solicited on behalf of the Board of Directors of EuroBancshares, Inc.

The undersigned hereby appoints Rafael Arrillaga-Torréns, Jr. and Pedro Feliciano Benítez, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of EuroBancshares held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on March 28, 2006, at the Annual Meeting of Stockholders of EuroBancshares to be held on April 24, 2006, and any continuation(s), postponement(s) or adjournment(s) thereof.

By execution, this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

EUROBANCSHARES, INC.

April 24, 2006

Proof # 2

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF THREE CLASS A DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jorge Calderón Drowett
- ○ Ricardo Levy Echeandía
- ○ Diana López-Feliciano, Esq.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxy) are authorized to vote upon any other matter that is properly brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the nominees for Class A directors.**

This Proxy is solicited by EuroBancshares' Board of Directors and the matters set forth herein were proposed by EuroBancshares.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.